Joint Filer Information
Name:  2191273 Ontario Inc.
Address:        c/o Miller Thomson LLP
                Scotia Plaza
                40 King Street West, Suite 5800
                Toronto, Ontario, Canada
                M5H 3S1
Designated Filer:  The Azalea 2008 Trust
Issuer & Ticker Symbol:  Magna Entertainment Corp. (MECAQ)
Date of Event Requiring Statement:  June 29, 2009
Signature:        2191273 Ontario Inc.

                By: /s/ Timothy Jones
                Name: Timothy Jones
                Title: Director
Name:  Timothy Jones
Address:        c/o Miller Thomson LLP
                Scotia Plaza
                40 King Street West, Suite 5800
                Toronto, Ontario, Canada
                M5H 3S1
Designated Filer:  The Azalea 2008 Trust
Issuer & Ticker Symbol:  Magna Entertainment Corp. (MECAQ)
Date of Event Requiring Statement:  June 29, 2009
Signature:        /s/ Timothy Jones
                Timothy Jones